SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                         FORM 8-K/A

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 10, 2002




               ALPHA HOSPITALITY CORPORATION

     (Exact Name of Registrant as Specified in Charter)





     Delaware                            1-12522            13-3714474
(State or other jurisdiction       (Commission File No.)   (IRS Employer
of incorporation)                                          Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois           60062
      (Address of Principal Executive Offices)                (Zip Code)




Registrant's telephone number, including area code: (847) 418-3804

      This form 8-K/A amends and restates the current report on Form 8-K dated December 11, 2002, and as amended on January 16,
2003, and filed by the Registrant on such dates.

ITEM 2.   ACQUISITION OF ASSETS


      Pursuant to the terms of a recapitalization agreement (the "Recapitalization Agreement"), on December 10, 2002, Alpha Hospitality Corporation (the "Company") issued 1,394,200 shares of its Series E Preferred Stock to the Bryanston Group, Inc. ("Bryanston"), its largest stockholder, in exchange for Bryanston's voting membership interest and preferred capital account in Catskill Development, LLC ("Catskill"). These preferred shares have a liquidation value of $10 per share, are non-voting and non-convertible, have no fixed date of redemption or liquidation, and provide for cumulative dividends at the rate of 8% per annum. Dividends on the Company's common stock and other uses of the Company's net cash flow are subordinate to the payment of the accrued dividends on these preferred shares.

     As  a result of this transaction, the Company obtained a 25%
ownership  interest  in  Catskill  and  will  account   for   its
investment using the equity method of accounting.

ITEM 5.   OTHER EVENTS

      On December 10, 2002, pursuant to the Recapitalization Agreement, the Company also (i) issued an aggregate 336,496 shares of its Series E Preferred Stock to each of Bryanston, Stanley Tollman ("Tollman") and Monty Hundley ("Hundley") in full satisfaction of an outstanding note and as deferred compensation,
(ii) received a three year option to redeem all or any portion of
(a) the Series E Preferred Stock issued to Bryanston, Tollman and Hundley, as described above, at its liquidation value plus all accrued and unpaid dividends and (b) subject to stockholder approval, Bryanston's 2,326,857 and Beatrice Tollman's 66,000 shares of Company common stock at a price of $2.12 per share, in either case, payable in cash or by delivery of a promissory note for the aggregate purchase price of the stock being redeemed. Such promissory note is to be unsecured, bear interest at the rate of 7% per annum, and be payable in fixed installments over a three year period. Each such promissory note is to be subordinate to the Bank Note (as defined below) and may be prepaid by the Company at any time, without notice. Nevertheless, during the three year redemption period, each of Bryanston and Beatrice Tollman have granted Robert Berman, the Company's Chief Executive Officer, an irrevocable proxy to vote their shares of common stock, with full powers of substitution and revocation.

      On December 10, 2002, the Company also entered into an agreement with Societe Generale (the "Bank"), the holder of the Company's Series D Preferred Stock and a Note due July 2003 in the cumulative amount of $2,400,000. Under this agreement, the Note and all outstanding Series D Preferred Stock were cancelled, and the Company issued the Bank a new $1,600,000 Note (the "Bank Note") due June 30, 2003, which provides for discounts in the event of prepayment. This Bank Note is a first priority senior obligation of the Company.

<PAGE




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The   following  proforma  financial  information  and  financial statements  omitted from the current report  on  Form  8-K  dated
December  11, 2002, in reliance upon Item 7(a)(4) and 7(b)(2)  of
Form 8-K are filed herewith.

(a)  Unaudited Pro Forma Financial Information of the Company

                                                         Page No.
Unaudited Pro Forma Data                                   3
Unaudited Condensed Consolidated Balance Sheets
  as of November 30, 2002                                  4
Unaudited Condensed Consolidated Statements of
Operations for the Eleven Months Ended November 30, 2002   5
Notes to Unaudited Proforma Condensed Consolidated
  Financial Statements                                     6

(b)  Financial Statement of Business Acquired.

     Catskill Development, LLP consolidated balance sheets as of December 31, 2001 and September 30, 2002 and the related consolidated statements of income, partners' capital and cash flows and notes thereto for each of the periods.


(c)  Exhibits

99.1  Recapitalization Agreement by and between Alpha Hospitality
Corporation,  Alpha  Monticello,  Inc.,  Bryanston  Group,  Inc.,
Stanley   Tollman,  Beatrice  Tollman  and  Monty   Hundley   and
attachments; and

99.2    Restructuring   Agreement   between   Alpha   Hospitality
Corporation  and  Societe Generale and its attachments  including
16% Note due June 30, 2003.

      ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

            UNADUDITED PRO FORM FINANCIAL DATA



The unaudited pro forma financial statements of Alpha Hospitality Corporation (the "Company") below give effect to several agreements, whereby the Company changed its capital structure and ownership so to comply with NASDAQ Marketplace Rule 4310
(c)(2)(B) pertaining to the minimum stockholders' equity. These agreements consist of the following elements: (1) the purchase of the voting membership and other assets in Catskill Development, LLC ("Catskill") owned by Bryanston Group, Inc. ("Bryanston") in exchange for shares of Series E Preferred Stock with a liquidation value of $13,942,000; (2) the exchange of a note with a principal amount of $1,600,000 for the Company's Series D Preferred Stock and a Note due July 2003, which had an outstanding cumulative balance of approximately $2,400,000, held by Societe Generale (the "Bank"); and (3) an agreement with Bryanston and certain other affiliates to exchange certain obligations due from the Company with shares of Series E
Preferred  Stock  with  a liquidation value  of  $3,364,960.  The unaudited  pro forma balance sheet has been prepared  as  if  all transactions had been completed as of November 30, 2002. The transactions with the Bank and settling obligations due to Bryanston and certain other affiliates have been separated from the acquisition of the interest in Catskill as discussed in Note A to the unaudited pro forma financials statements. The pro forma Statement of Operations has been prepared as if the acquisition of the interest in Catskill was completed as of January 1, 2002. These unaudited pro forma financial statements do not necessarily reflect the results of operations of financial position of the Company that would have resulted had such transactions actually been consummated as of such dates. Also, they are not necessarily indicative of the future results of operations of the future financial position of the Company.

The unaudited pro forma financial statements should be read together with financial statements and notes of the Company, which are incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-QSB for the quarter period ended September 30, 2002.

      ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Unaudited)
           (in thousands, except per share data)

                                 November 30,
                                     2002      Pro Forma    Capital       Pro
                                 (Unaudited)  Adjustments Adjustments(A) Forma
                          ASSETS
CURRENT ASSETS:
       Cash                       $   287                     (50)(B)     $ 237
       Other current assets            57                                    57
     Total current assets             344                                   294

PROPERTY AND EQUIPMENT, net             0                                     0

INVESTMENT AND ADVANCES IN
  CATSKILL DEVELOPMENT, LLC         2,947      3,490(D)                   6,437

ASSETS OF CASINO VENTURES,
 including idle property and
 equipment of $7,805 and $7,063     7,955                                 7,955

DEPOSITS AND OTHER ASSETS              27       (13)(B)                      14
                                 $ 11,273                              $ 14,700

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable June 30, 2003     $      0      1,600(B)                $  1,600
  Related party debt                2,560       (990)(B)
                                                           (1,570)(C)         0
  Accounts payable and accrued
     expenses                       1,797                    (267)(C)     1,530
  Accrued payroll and related
     liabilities                      407                                   407
  Current liabilities of Casino
    Ventures                        4,015                                 4,015
     Total current liabilities      8,779                                 7,552

LONG-TERM RELATED PARTY DEBT,
   including accrued interest           0                                     0

LONG-TERM RELATED PARTY LIABILITIES
    OF CASINO VENTURES                  0                                     0

OTHER LIABILITIES                       0                                     0

RELATED PARTY LIABILITIES TO BE
  SETTLED WITH COMMON STOCK         1,529                  (1,529)(C)         0

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                     790                                   790

STOCKHOLDERS' EQUITY:
  Preferred stock, 17,312
   shares authorized:
     Series B, $.01 par value,
     44 issued and outstanding
     in 2002 and 2001                   0                                     0
     Series D, $.01 par value,
     1 issued and outstanding
     in 2002                            0                                     0
     Series E, $.01 par and
     $10.00 redemption value,
     1,731 issued and
     outstanding in 2002                0       3,490(D)    3,366 (C)     6,856

  Common stock, $.01 par value,
   7,500 shares authorized, 4,879
   issued and outstanding in 2002      49                                    49
  Capital in excess of par value  107,386        (716)(B)               106,670
  Accumulated deficit            (107,260)                     44 (I)  (107,216)
     Total stockholders' equity       175                                 6,358
                                 $ 11,273                              $ 14,700



  See accompanying notes to unaudited pro forma financial statements.

      ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Unaudited)
        (in thousands, except  for per share data)

                                      Eleven Months Ended
                                          November 30
                                              2002      Adjustments  Pro Forma
REVENUES:
  Casino                                 $        0                   $     0
  Food and beverage, retail and other             0                         0
                                                  0                         0

COSTS AND EXPENSES:
  Casino                                          0                         0
  Food and beverage, retail and other             0                         0
  Selling, general and administrative         2,223                     2,223
  Depreciation and amortization                  21                        21
   Interest                                     391          32(F)        423
  Pre-opening and development costs              44                        44
     Total costs and expenses                 2,679                     2,711

OTHER INCOME (LOSS):
    Gain on sale of investment and
     related management contract             3,277                      3,277
    Loss from equity investments               --          (441)(E)      (441)
    Loss on investment - Catskill           (6,934)                    (6,934)
    Miscellaneous - debt
      extinguishment                             3          291(G)        294

NET LOSS BEFORE MINORITY INTEREST           (6,333)                    (6,515)

MINORITY INTEREST                               18                         18

NET LOSS                                    (6,315)                    (6,497)

DIVIDENDS ON PREFERRED STOCK                   518         144(H)
                                                         1,022(J)       1,684

NET LOSS APPLICABLE TO COMMON SHARES        (6,833)                    (8,181)
WEIGHTED AVERAGE COMMON SHARES, basic
  and diluted                                4,588                      4,588

LOSS PER COMMON SHARE, basic and diluted    $(1.49)                  $  (1.78)



  See accompanying notes to unaudited pro forma financial statements.

Notes to Unaudited Pro forma Condensed Consolidated Financial
                        Statements
         (in thousands, except for per share data)


       (A) Capital adjustments reflect certain transactions related to the Company's recapitalization and having minimal effect on net income (loss), are not included in the unaudited pro forma Statement of Operations. The interest related to the short tem debt incurred in the transaction with the Bank, as discussed in Note B, is not included because that interest would not have a long-term effect on the company. The transaction settling certain obligations due to Bryanston and certain other affiliates, as discussed in Note C, is also not included in the unaudited Statement of Operations.

       (B) To reflect the cancellation of the Company's convertible note payable and the accrued interest due July 2003 recorded at $990 and the exchange of the Bank's Series D Preferred Stock recorded at $1,080 (less the gain related to the retirement of the instrument presented in Note G) by the issuance of the 16% Note due June 2003 in the principal amount of $1,600. This transaction included recognition of accrued dividends of $215, write off of capitalized loan costs of $13 and a cash payment of $50.

       (C) To reflect the issuance of Series E Preferred Stock with a liquidation value of $3,366 in exchange for deferred compensation due to Stanley Tollman recorded at $1,529 and Monty Hundley at $267 and current related party debt due to Bryanston recorded at $1,570.

       (D) To reflect a related party transaction transferring Bryanston's interests and voting rights in Catskill to the Company in exchange for the issuance of $13,942 liquidation value of Series E Preferred stock. The transaction was recorded using Bryanston's cost basis of $3,490. The Company's prior value of Catskill of $2,947 was based upon the original cost and the estimated recoverability of its investment.

       (E) To reflect the 25% interest in Catskill's net loss for the eleven months ended November 30, 2002.

       (F) To reflect the recognition of the unamortized portion of the loan costs, $32, associated with the Bank's convertible debt and Series D Preferred Stock.

       (G) To reflect the prorated gain on the exchange of the related convertible debt plus accrued interest and the Series D Preferred Stock in exchange for the $1,600 Note due June 2003. The gain was prorated as follows:

              Gain on extinguishment                     $655
              Gain related to convertible debt            291
              Gain related to retirement of Series
                 D  Pref.  Stock                          364

       (H) To reflect the cumulative dividends balance at January 1, 2002 in the amount of $144 on the Series D Preferred Stock. The Series D Preferred Stock accrued dividends were disclosed, but not recognized in the consolidated financial statements for the year ended December 31, 2001.

       (I)  To reflect the $291 gain related to convertible  debt
       (Note G) less preferred dividends of $215 (Note B) and write off of $13 of capitalized loan costs (Note B), and $19 of various accruals (Note C).

       (J) To reflect the cumulative dividends related to the 1,394 shares of the Series E Preferred stock, issued in exchange for the 25% voting interest in Catskill, on the Company's earnings per share. The cumulative dividends are based on an 8% rate on the total liquidation value of $13,942.

  See accompanying notes to unaudited pro forma financial statements.

                      Catskill Development, LLC
                     Consolidated Balance Sheets
               September 30, 2002 and December 31, 2001

                                    September 30,     December 31,
                                         2002             2001
  ASSETS

  Current Assets:
  Cash & Cash Equivalents        $    955,504        1,358,469
  Restricted Cash                     114,578           78,070
  Accounts Receivable                 566,800          645,931
  Inventory                             7,533            7,428
  Prepaid Expenses                    272,608          135,774
  Other Current Assets                 15,746           17,173

  Total Current Assets              1,932,769        2,242,845

  Property, Plant and Equipment:
  Land                                770,000          770,000
  Buildings and Improvements
                                    8,447,824        8,414,664
  Furniture, Fixtures and
Equipment                           1,301,489        1,195,613
  Subtotal                         10,519,313       10,380,277
  Less: Accumulated Depreciation    4,495,570        3,936,857
  Net Property, Plant and
     Equipment                      6,023,743        6,443,420

  Real Estate Development           5,776,206        5,740,599


  Total Assets                 $   13,732,718       14,426,864


  LIABILITIES AND MEMEBERS' EQUITY

  Current Liabilities:
  Accounts Payable             $   2,394,691        1,436,971
  Other Current Liabilities              701          179,743
  Accrued Expenses                    90,736          103,513

  Total Current Liabilities        2,486,128        1,720,227

  Long-Term Debt:
  Notes Payable - Senior
    Obligation                     5,000,000        5,000,000
  Accrued Interest Payable         1,655,000        1,201,250
  Total Long-Term Debt             6,655,000        6,201,250

  Members' Equity                  4,591,590        6,505,387

  Total Liabilities and Members'
    Equity                     $  13,732,718       14,426,864

                 Bachrach, Waschitz & Waschitz, LLP
           See Notes To Consolidated Financial Statements

               Catskill Development, LLC
             Consolidated Income Statements
  For the Nine Months Ended September 30, 2002 and the
           Year Ended December 31, 2001



                              September 30, December 31,
                                  2002          2001
 Race Track Revenues:
 Gross Wagering and
  Simulcasting              $  8,520,953      10,285,654
 Non- Wagering                   176,925         216,765

 Total Race Track Revenues     8,697,878      10,502,419

 Racetrack Costs and
Expenses:
 Purses, Awards and Other      3,001,331      3,700,717
 Operating Costs               1,736,805      2,216,592
 General and Administrative    2,339,930      3,038,589
 Depreciation                    566,390        743,716

 Total Racetrack Costs and
  Expenses                     7,644,456      9,699,614

 Net Profit From Racing
  Operations                   1,053,422        802,805

 Real Estate Development
Expenses:
 General and Administrative       42,371        113,320
 Legal Expenses                2,476,420      2,228,077
 Interest Expense                454,230        564,024
 Total Real Estate
  Development Expenses         2,973,021      2,905,421

 Other Income:
 Interest Income                   5,802         31,384

 Net (Loss)                 $ (1,913,797)    (2,071,232)


           Bachrach, Waschitz & Waschitz, LLP
     See Notes To Consolidated Financial Statements

                 Catskill Development, LLC
   Consolidated Statements of Changes in Member's Equity
 For the Nine Months Ended September 30, 2002 and the Year
                  Ended December 31, 2001

                      Preferred       Other                       Total
                      Capital         Capital        Accumulated  Members
                      Contributions   Contributions  Deficit      Equity
Balance December
31, 2000               $ 15,703,893       400        (8,152,474)  7,551,819

Capital
Contributions             1,024,800         -               -     1,024,800

Net (Loss)                       -          -        (2,071,232) (2,071,232)

Balance December
31, 2001                 16,728,693       400       (10,223,706)  6,505,387

Net (Loss)                       -          -        (1,913,797) (1,913,797)

Balance September
30, 2002               $ 16,728,693       400       (12,137,503)  4,591,590



             Bachrach, Waschitz & Waschitz, LLP
       See Notes To Consolidated Financial Statements

             Catskill Development, LLC
       Consolidated Statements of Cash Flows
 For the Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001


                              September 30, 2002   December 31, 2001
Operating Activities:
  Net Loss                    $   (1,913,797)         (2,071,232)
  Adjustments to reconcile
   net loss to net cash
   Provided(Used) by
   operating activities:
      Depreciation                   566,390             743,716
      Accrued Interest
       Not Paid                      453,750             563,750
      Loss on Asset Disposal           2,819                   -


  (Increase) Decrease in:
    Restricted Cash                  (36,508)            213,052
    Accounts Receivable               79,131            (131,449)
    Inventory                           (105)                590
    Prepaid Expenses                (136,834)             (5,568)
    Other Current Assets               1,427               9,920

  Increase (Decrease) in:
    Accounts Payable                 957,720             (78,884)
    Other Current Liabilities       (179,042)            219,934
    Accrued Expenses                 (12,777)              3,075

    Net Cash Used by
     Operating Activities           (217,826)           (533,096)

Investing Activities:
  Purchase of Property,
   Plant and Equipment              (149,532)           (143,521)
  Real Estate Development            (35,607)           (111,465)

  Net Cash Used in
    Investing Activities            (185,139)           (254,986)

Financing Activities:
  Member Contributions                     -           1,024,800

  Net Cash Provided by
     Financing Activities                  -           1,024,800

 Net Increase (Decrease) in
    Cash                            (402,965)            236,718
Cash at Beginning of Year          1,358,469           1,121,751

Cash at End of Year           $      955,504           1,358,469

Supplemental Disclosures:
  Interest Paid               $          480                 274


        Bachrach, Waschitz & Waschitz, LLP
  See Notes To Consolidated Financial Statements

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001


1.   Significant Accounting Policies

       This   summary  of  significant  accounting  policies   of
       Catskill Development, LLC (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

       A.   Organization and Business Activity

       In October 1995, Catskill Development, LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American Casino in Monticello, New York (the "Casino Project"). The Company's business plan envisioned three distinct lines of business: a) casino activities; b) real estate related activities; and c) the gaming operations related to Monticello Raceway (the "Raceway") including pari-mutuel and any potential future Video Lottery Terminal ("VLT") operations. Monticello Raceway Management, Inc. (MRMI), a New York Corporation, is a wholly owned subsidiary and was formed to hold the pari-mutuel license.

       Currently, the Company conducts pari-mutuel wagering on live race meetings for Standardbred horses and participates in intrastate and interstate simulcast wagering at the Raceway in Monticello, New York. The Company's operations are subject to regulation by the New York State Racing and Wagering Board.

       The  Company continues to pursue a Native American  Casino
       Project at the Raceway. However, to this point it has been unsuccessful (see Note 6).

       B.   Principles of Consolidation

       The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Monticello Raceway Managements, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001



       C.   Use of Estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

       D.   Concentrations of Credit Risk

       The  Company  maintains  significant  cash  balances  with
       financial   institutions  in  excess  of   the   insurance
       provided  by  the  Federal Deposit  Insurance  Corporation
       (FDIC).

       The Company, in the normal course of business, settles wagers for other racetracks and is thereby exposed to credit risk. However, receivables are generally not a significant portion of the Company's total assets and are comprised of a large number of accounts.

       E.   Cash and Cash Equivalents

       Cash  and cash equivalents include cash on account, demand
       deposits   and  certificates  of  deposits  with  original
       maturities of less than three months at acquisition.

       F.   Restricted Cash

       Under New York States Racing, Pari-Mutuel Wagering and Breeding Law the track is obliged to withhold a certain percentage of certain types of wagers towards the establishment of a pool of money the use of which is restricted to the funding of approved capital improvements, repairs and/or certain advertising expenses. Periodically during the year the track petitions the Racing and Wagering Board to certify that the noted expenditures are eligible for re-imbursement from the capital improvement fund. The unexpended balance is shown as restricted cash on the balance sheet.

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001

       G.   Property, Plant and Equipment

       Plant and equipment are recorded at cost. Depreciation is calculated using the straight-line basis over the estimated useful lives of the related assets as follows:
       15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.


       H.   Real Estate Development

       In connection with its real estate activities, the Company capitalizes certain legal, architectural, engineering and environmental study fees as well as other costs directly related to the development of its real estate. (See Note 2)

       I.   Impairment of Assets

       In the event that facts and circumstances indicate that the carrying amount of tangible assets or groups of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimate future undiscounted cash flows associated with the assets would be compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is required. Management has determined that no impairment of assets has occurred.

       J.   Inventory

       Inventory is recorded at the lower of cost or market on a first in, first out basis.

       K.   Revenue Recognition

       Wagering revenues are recognized gross of purses, stakes and awards and pari-mutual wagering taxes. The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements. Revenues from simulcasts are recognized as of the day of the race.

       L.   Advertising

       The Company expenses the costs of general advertising, promotion and marketing programs at the time the costs are incurred.

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001


       M.   Income Taxes

       The Company was formed as a limited liability company and elected to be treated as a partnership for tax purposes, and thus no income tax expense is recorded in the statements. Income of the Company is taxed to the members in their respective returns. All income from the 100% owned subsidiary is passed to the Company because of an agency agreement between the companies. Therefore no tax accrual is needed on the subsidiary's records.

2.   Fixed Assets

     Depreciation expense was $566,390 for the nine months  ended
     September 30, 2002 and $743,716 for the year ended  December
     31, 2001.

     The Company is in the business of developing real estate for
     additional gaming activities.   As of September 30, 2002 and
     December  31, 2001, the Company had capitalized $47,515  and
     $111,645, respectively to continue its efforts.

3.   Members Equity and Senior Obligation

     The members of the Company have contributed considerable amounts of money to the Company to fund the purchasing of the Raceway and pursuing the approval and development of a Native American Casino on a portion of the Raceway property. These contributions (and a priority return of 10% per annum) and the mortgage described below, (with interest compounded at 10% per annum) must be repaid before any net earnings from operations would be available for distribution to the Company's other members. As of September 30, 2002 the aggregate amount needed to satisfy the payment of said contributions (with priority returns) to certain members of the Company is $29,304,137.

     These preferred capital balances are subordinate to a mortgage, payable to two members, (the "Senior Obligation"), which at September 30, 2002, and December 31, 2001 was $6,665,000 and $6,201,250 respectively including accrued interest at 10% per annum. All payments accrue and the principal and accrued interest totaling $8,052,550 is due
     September 15, 2004. Currently, any cash flow from the operations of the Raceway are being retained by the Company for working capital purposes and to fund litigation and development expenses in conjunction with other potential gaming operations at the track. As a result, the Company is not expected to make any distributions with respect to certain other members' interests until the Company has achieved additional net revenues sufficient to discharge the payment of the Senior Obligation, accrued interest, preferred capital balance and priority returns.

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001

     The Company was formed as a limited liability company, therefore its members individual liability is limited under the appropriate laws of the State of New York. The Company will cease to exist July 1, 2025. The Company's distinct lines of business: (A) casino development; (B) real estate related activities; and (C) the gaming operations related to Monticello Raceway including pari-mutuel and any potential future Video Lottery Terminal operations are owned as follows: (after the transaction of February 12, 2002 noted below and the transaction of December 12, 2002 described in
     Note 8 - Subsequent Events)

     On February 12, 2002, Alpha Monticello, Inc. (a wholly owned subsidiary of Alpha Hospitality Corporation ("Alpha"), a member of the Company, entered into an agreement with Watertone Holdings LP ("Watertone"), also a member of the Company, providing for the acquisition of 47.5% of Watertone's economic interests in the casino and racetrack business components of the Company. The transaction contemplated by this agreement closed on March 12, 2002.


4.   Related Party Transactions

     As explained in Notes 1H and 2 the Company is in the business of developing real estate for additional gaming activities. In connection with this development the Company has paid various consulting fees to related parties consisting of members or directors of Catskill Development. LLC. For the nine months ended September 30, 2002 and the year ended December 31, 2001 the Company expensed in general and administrative expenses $111,000 and $113,668 respectively of such costs. From inception through September 30, 2002 the Company has capitalized as development costs $600,574 of such related party consulting fees.

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001


5.   Operating Leases

     At September 30, 2002 the Company had commitments under operating leases which end in 2006 for various pieces of equipment requiring annual lease payments for the twelve months ending September 30th as follows:


     Lease  expense  was  $148,539  for  the  nine  months  ended
     September 30, 2002 and $153,208 for the year ended  December
     31, 2001.

6.   Commitments and Contingencies

     The Monticello Harness Horsemen's Association, Inc. has brought an action against Monticello Raceway Management, Inc. and one of the members of the Company seeking the sum of $1,300,0000 to be credited to the horsemen's purse account. The suit claims that revenues received by the Raceway from various simulcasting sources were not properly credited to their horsemen's purse account. Management has responded vigorously to contest the case after attempts at out-of-court settlement proved fruitless. A motion is pending to dismiss the action for lack of subject matter jurisdiction. Such dismissal would not prevent the Plaintiff from bringing suit in the proper court or to seek alternative dispute resolution. There are disputed issues of fact between the parties, which makes an estimate of the outcome or the amount or range of loss difficult to gauge. In accordance with Statement of Financial Accounting Standards No. 5, the amount of the loss, if any that may be ultimately realized has not been reflected in the accompanying financial statements.

     In July 1996, the Company and its members entered into a series of agreements with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello, New York. Pursuant to such agreements, the Mohawk Tribe was to purchase certain land from the Company and various affiliates of the Company were to help with the development of a casino on the land and manage any resulting casino. More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven (7) years from its opening and to receive certain fees for the provision of management and related services.

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001


     Completion of the project contemplated by the agreements with the Mohawk Tribe was subject to certain conditions, including the obtaining of relevant federal and State governmental approvals. The Company, in conjunction with its affiliates, assumed responsibility for and undertook, seeking and obtaining all local, state and federal approvals required or necessary to construct and operate the Casino Project. By letter dated April 6, 2000, addressed to Governor George Pataki, Kevin Gover, Assistant Secretary of the Department of the Interior, advised and notified the Governor of New York that the Company's proposed casino project with the Mohawk Tribe had been approved and specifically requested that the Governor concur. However, on April 22, 2000, the Company became aware of a purported letter agreement between the Mohawk Tribe and Park Place Entertainment Corporation ("PPE"), which agreement (with two irrelevant exceptions) purportedly gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

     On November 13, 2000, the Company (also known as the "Plaintiffs") joined in a suit filed in United States District Court, Southern District of New York against PPE, alleging entitlement to substantial damages as a consequence of, among other things, PPE's wrongful interference with several agreements between Catskill and the Tribe pertaining to the proposed Casino Project. The Plaintiffs alleged tortuous interference with contract and prospective business relationships, unfair competition and state anti-trust violations and sought over $6 billion in damages. On May 11, 2001, the District Court granted PPE's motion to dismiss three of the four claims made by Plaintiffs. However, on May 30, 2001, the Plaintiffs moved for reconsideration of that ruling, and, on reconsideration, the Court reinstated one of the dismissed claims, with Plaintiffs' claims of tortuous interference with contract and prospective business relationship remaining after such decision. On August 22, 2002, U.S. District Court Judge Colleen McMahon granted PPE's motion for summary judgment.

     The Company has filed a notice of appeal with respect to the dismissal of its case against PPE and has retained the firm of Mayer, Brown, Rowe and Maw to represent it in the appeal. It is expected that briefs in the appeal will be filed within the next four months and that a decision on the appeal should be rendered within eighteen months. Although management believes that the Company and its related parties have meritorious arguments in the appeal, no assurance can be given that the appeal will be successful or that, even if the appeal is successful as a whole or in part, the litigation will ultimately be resolved in a manner advantageous to the Company.

     The Company is also a party to a various non-environmental legal proceedings and administrative actions, all arising from the ordinary course of business. Although it is impossible to predict the outcome of any legal proceeding, the

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001


     Company believes any liability that may finally be determined with respect to such legal proceedings should not have a material effect on The Company's consolidated financial position, results of operations or cash flows.

7.   Video Lottery Terminals

     In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the
     state  ("VLT  Legislation").   The bill was  signed  by  the
     Governor on October 31, 2001. The provision of the VLT Legislation relevant to the Company include: a) authority given to the Governor to negotiate casino licenses for up to three Native American casinos in the Catskills; and b) the authority for several of New York's racetracks, including the Raceway, to operate video lottery terminal ("VLT") in their facilities. The VLT operation will be conducted by the New York State Lottery (the "Lottery") with the racetracks functioning largely as agents for the Lottery.

     The Company is currently working with the New York State Lottery to explore the feasibility of installing VLT's at the Raceway. The Company received a letter from the Lottery, dated March 21, 2002, advising the Raceway that the Lottery has completed its initial review of the Raceway's business plan for the operation of VLT's at the Raceway during the initial three year trial period approved by the State Legislature. Based on such review, the Lottery has made an initial allocation of 1,800 VLT's to the Raceway and has approved the maximum permitted rate for compensation of 25% of revenues generated after payout of prizes for the Raceway. The law currently provides that the Raceway must apply 35% in the first year, escalating to 45% in years two and three, of its compensation to enhance purses at the Raceway and each year must dedicate 5% of its compensation to a State Breeding Development Fund.

     The business plan was submitted at the request of the Lottery, and in accordance with Lottery procedures, does not represent a final decision with respect to the implementation of VLT's by the Company. The business plan includes certain assumptions recommended by the Lottery and other estimates considered preliminary by the Company. Using these estimates and assumptions, the plan does not show levels of operating income currently considered adequate by the Company to go forward with the project. The Company continues to evaluate the appropriateness of making the required expenditures necessary for VLT operations relative to the length of the test period, the ultimate level of return on investment, and the implementation date for the program. The Lottery has not yet established a firm start date or adopted regulations with regard to the program. On May 16, 2002, the New York State Legislature passed a bill that further expanded the October 2001 VLT Legislation. This bill extends the test period under the current law from three years to a

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001

     period ending December 31, 2007. Further, the bill authorizes each track to enter into an agreement with the organization representing its horsemen to reduce the percentage of its vendor fees dedicated to enhancing purses at such track during the initial three years, to an amount not less than 25 percent. That bill was signed by the Governor on May 29, 2002. In addition, the Company's ability to proceed with the VLT program may be impacted by its plans with respect to casino development at the site. Currently, the legislature is considering an additional bill, which if passed, could extend the operating hours for VLT's and provide a larger percentage of revenues to the racetracks. Accordingly, no assurance can be given that the Company will decide to proceed with the operation of VLT's at the Raceway.

  8.   Subsequent Events

     In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its strategic alternatives and assist in maximizing the value of its assets. The Company is in negotiations with a federally recognized Native American tribe in New York and various casino management and development entities with respect to the development of a Native American Casino. The development of a casino at the Raceway will require consummation of arrangements with these parties and various reviews and approvals. No assurances can be given that such arrangements will be entered into or that any approvals will be obtained.

     On December 10, 2002, Alpha reached an agreement with Bryanston Group, Inc. ("Bryanston") (a former member of the Company) and certain other affiliates regarding certain obligations due from and claims against the Company. Included in the agreement with Bryanston is the acquisition of Bryanston's interest in Catskill Development, including its voting membership interest and preferred capital account in the Company. Bryanston has agreed to transfer such interests to Alpha.

     On February 4, 2003 Catskill Development, LLC entered into a Letter of Intent with Alpha Hospitality Corporation ("Alpha"), its partner in developing gaming activities at the Monticello Raceway (the "Raceway") and other related entities. The agreement provides for Alpha to acquire a 48 year ground lease on the Raceway and contiguous properties, together with all of Catskill's development and management rights with respect to the site and related gaming activities, in exchange for an 80.25% position in Alpha's common stock.

     The Letter of Intent provides for Catskill to lease its 230-acre Raceway property to Alpha for a period of 48 years for an annual base rent of $1,800,000. Lease terms are to contain certain options for Alpha to acquire title to portions of the property. Alpha will have the right to purchase a 29-acre parcel for the purpose of placing it in trust for a Native American Tribe or Nation at the purchase price of

                 Catskill Development, LLC

        Notes to Consolidated Financial Statements
         September 30, 2002 and December 31, 2001

     $1.   The  exercise  of such option will  require  obtaining
     necessary federal and state approvals. In addition, the remaining property may be purchased within two years of the opening of a casino at the present value of the ground lease at the time of such exercise.

     The agreement is subject to the execution of definitive agreements, approvals by Alpha's Board of Directors and an opinion that the transaction will be tax-free to all parties and other technical requirements, including a fairness opinion. No assurance can be given that the transactions provided for in the Letter of Intent will ultimately occur or will occur at the times and on the terms and conditions contained in the Letter of Intent.

             Bachrach, Waschitz & Waschitz, LLP
               CERTIFIED PUBLIC ACCOUNTANTS
                     598 WEST BROADWAY
                       P.O. BOX 871
                MONTICELLO, NEW YORK 12701

NORMAN BACHRACH, CPA                                   (845) 794-5210
MICHAEL WASCHITZ, CPA                               FAX(845) 794-5628
GARY WASCHITZ, CPA                                E-Mailacct@bwwcpa.com


              REPORT OF INDEPENDENT AUDITORS

To the Members of
Catskill Development, LLC

We have audited the accompanying consolidated balance sheets of Catskill Development, LLC as of September 30, 2002 and December 31, 2001, and the related consolidated statements of income, changes in members equity and cash flows for the nine months ended September 30, 2002 and the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Catskill Development, LLC at September 30, 2002 and December 31, 2001, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 2002 and the year ended December 31, 2001, in conformity with United States generally accepted accounting principles.



Bachrach, Waschitz & Waschitz, LLP

February 5, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 10, 2003              ALPHA HOSPITALITY CORPORATION
                                              (Registrant)

                                       By:/s/Scott A. Kaniewski
                                           Scott A. Kaniewski
                                           Chief Financial Officer

                                                     EXHIBIT 99.1

                RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT is made and entered into this 10th day of December, 2002, by and between ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), ALPHA MONTICELLO, INC., a Delaware corporation and a wholly owned subsidiary of the Company ("Alpha"), BRYANSTON GROUP, INC., a Georgia corporation ("BG"), STANLEY TOLLMAN, BEATRICE TOLLMAN and MONTY HUNDLEY (together with BG, Stanley Tollman and Beatrice Tollman, the "Stockholders").
                         RECITALS

WHEREAS, BG is the owner of 2,326,857 shares of common stock, $.01 par value per share (the "Common Stock") and Beatrice Tollman is the owner of 66,000 shares of Common Stock (the "Stockholder Shares");
WHEREAS, BG is the holder of a note issued to it by the Company with an unpaid balance of $1,570,126 (the "BG Note") and the Company is indebted to each of Stanley Tollman and Monty Hundley for $1,528,167 and $266,667, respectively, for unpaid compensation (together with the BG Note, the "Stockholder Debt"); WHEREAS, BG is the holder of a membership interest in Catskill Development L.L.C., a New York limited liability company ("Catskill Development");
WHEREAS, the Company desires to reconstitute its capital structure through (i) the issuance of a newly created series of redeemable preferred stock in full satisfaction of the Stockholder Debt, (ii) being granted the option to repurchase the Stockholder Shares and (iii) acquiring, in exchange for additional such preferred stock, BG's ownership interests in Catskill Development, in each case subject to the terms and conditions set forth herein ((i), (ii) and (iii) above are referred to collectively herein as the "Recapitalization"); and WHEREAS, the Stockholders desire (i) to receive the newly created series of preferred stock in exchange for the Stockholder Debt and the interests in Catskill Development, and (ii) the opportunity to receive a redemption price for the Stockholder Shares that currently represents a significant premium on the Common Stock's most recent closing bid price.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

recapitalization
        Closing. The Closing under this Agreement (the "Closing") shall be held simultaneously with the execution of this
Agreement.  Such  date  on  which  the  Closing  is  to  be  held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, at 10:00 A.M. on such date, or at such other time and place as the Company, Alpha and the Stockholders may agree upon in writing.

   Creation of Preferred Stock. A Certificate of Designation, setting forth the designation, preferences and other rights and qualifications of a new series of preferred designated Series E Preferred Stock (the "Preferred Stock"), in the form attached hereto as Exhibit A, has been filed with the Secretary of State of the State of Delaware and the Company has authorized the issuance and sale of up to 1,730,697 shares of such Preferred Stock.

   Purchase of Membership Interests and Amendment of Catskill Operating Agreement. BG hereby irrevocably sells, assigns and transfers all of its rights, title and interests in and to Catskill Development, including its Voting Membership and
Preferred Capital Account and any other interests which it may have in and to the business and properties of Catskill Development (the "Catskill Interest"), to the Company in exchange for 1,394,200 shares of the Preferred Stock (representing a purchase price of $13,942,000 (the "Catskill Price"). BG agrees to take such further actions and execute and deliver such documents as may be necessary or reasonable to further effectuate and secure such sale, assignment and transfer to the Company and to comply with any regulatory or other government requirements in connection therewith.

  Societe General Restructuring. The Company has restructured its indebtedness to Societe Generale by issuing Societe Generale a new promissory note in the principal amount of $1,600,000.

  Debt Restructuring. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall restructure its indebtedness to certain of the Stockholders by issuing to each of them that number of shares of Preferred Stock set forth opposite such Stockholder's name on Schedule 1.5, which is attached hereto and made a part hereof, in exchange for forgiveness of the Stockholder Debt. At the Closing, the Company shall deliver to each such Stockholder a certificate or certificates, registered in such Stockholder's name as is set forth on Schedule 1.5, representing the number of shares of Preferred Stock being acquired hereunder, against cancellation of their respective obligations. The Stockholders shall acknowledge such cancellation by delivery, as the case may be, by BG of the BG Note and/or by Stanley Tollman and/or Monty Hundley of a letter in the form attached hereto as Exhibit B evidencing forgiveness of the Stockholder Debt.

  Common Stock Repurchase Right.

   Subject to the terms and conditions of this Agreement, each of the Stockholders hereby grants a three (3) year option in favor of the Company (the "Common Purchase Option") to reacquire, at any time, or from time to time, and without prior notice, up to that number of shares of Common Stock (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Common Option Shares") and at the purchase price (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Common Repurchase Price") set forth opposite such Stockholder's name on Schedule 1.6, attached hereto and made a part hereof; provided, however, that the Common Purchase Option shall not become effective until the Company receives stockholder approval of this Agreement. The Common Purchase Option shall be exercised by delivery to the Stockholder of a written notice signed by an officer or director of the Company. The Company shall pay for the Common Option Shares it has elected to repurchase by cash or, in its sole discretion, delivery to the Stockholder of a promissory note, in the form attached hereto as Exhibit C (a "Note"), in the principal amount of the aggregate Common Repurchase Price for the number of shares of Common Stock being repurchased. Payment of the Common Repurchase Price shall be completed within five business days after notice of the exercise of the Common Purchase Option has been delivered to the Stockholder. Upon receipt of the Common Repurchase Price, whether in the form of cash or a Note, then, notwithstanding that any certificates for the shares of Common Option Shares so called for repurchase shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such Common Option Shares shall immediately cease and terminate.

   All certificates representing any Common Option Shares subject to the provisions of this Agreement shall be delivered to the Company's transfer agent upon closing so that a legend referencing the restrictions imposed by this Agreement can be placed on such certificates.

   Irrevocable Proxy. For three (3) years commencing on the date hereof, each of the Stockholders holding Common Option Shares irrevocably constitutes and appoints Robert Berman, the Company's Chief Executive Officer, or, in the event that Mr. Berman shall become incapacitated or deceased, Scott Kaniewski (the "Designee"), whether or not the Common Option Shares have been transferred into the name of the Designee or his nominee, as such Stockholder's proxy with full power, in the same manner, to the same extent and with the same effect as if such Stockholder were to do the same, in the sole discretion of the Designee, to vote such Common Option Shares, giving such Designee full power of substitution and revocation (the "Proxy"). The Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall be irrevocable and shall survive the death, incapacity, dissolution or liquidation, as the case may be, of any Stockholder. Each Stockholder hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxies in derogation hereof until such time as this Agreement is no longer in full force and effect.

  Preferred Stock Repurchase Right.

   Subject to the terms and conditions of this Agreement, each of the Stockholders hereby grants an option in favor of the Company (the "Preferred Purchase Option") to reacquire, at any time, or from time to time, and without prior notice, up to that number of shares of Preferred Stock (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Preferred Option Shares") being issued to him/her/it pursuant to Section 1.3 and/or 1.5 above, for the purchase price of $10.00 per share (the "Preferred Repurchase Price") plus accrued dividends. The Preferred Purchase Option shall be exercised by delivery to the Stockholder of a written notice signed by an officer or director of the Company. The Company shall pay for the Preferred Option Shares it has elected to repurchase by cash or, in its sole discretion, delivery to the Stockholder of a Note, in the principal amount of the aggregate Preferred Repurchase Price for the number of shares of Preferred Stock being repurchased. Payment of the Preferred Repurchase Price shall be completed within five business days after notice of the exercise of the Preferred Purchase Option has been delivered to the Stockholder. Upon receipt of the Preferred Repurchase Price, then, notwithstanding that any certificates for the shares of Preferred Stock so called for repurchase shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such Preferred Stock shall immediately cease and terminate. The Stockholders acknowledge that each Note delivered pursuant to this Section 1.8(a) shall be subordinate to the Societe Generale promissory note described in Section 1.4 and that no payments shall be made on any such Note until the Societe Generale promissory note shall have been fully paid and discharged.

   All certificates representing any Preferred Option Shares subject to the provisions of this Agreement shall bear a legend referencing the restrictions imposed by this Agreement.

   Distributions. Notwithstanding the foregoing, the Company shall apply any funds of the Company to be used for repurchases under Sections 1.5 and 1.8 toward the repurchase of the Common Option Shares, pro rata, and then to the repurchase of the

Preferred Option Shares, pro rata. In addition, the Company agrees that so long as any of the Preferred Option Shares remain outstanding, no dividends shall be paid and no distributions shall be made from the Net Available Cash Flow of the Company for any purpose other than purchase of the Common Option Shares or the retirement of the Preferred Shares. For purposes of this Agreement, "Net Available Cash Flow" shall mean the net amounts received by the Company in connection with any sale of the Company's business assets after the date hereof, or the issuance of any stock or debt by the Company, or the net amount resulting from any business operation(s) conducted by the Company, but shall not include (i) any amount used or set aside to retire the outstanding promissory note issued by the Company to Societe Generale or (ii) such additional amount, not to exceed $1,000,000 in any calendar year, that the Company shall apply or set aside to apply to the payment of reasonable operating expenses of the Company.


MUTUAL RELEASES
        Release of the Company by the Stockholders. For and in consideration of the promises, agreements and releases provided herein, each of the Stockholders hereby releases and discharges the Company, and any of its managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants,
contracts,       controversies,       agreements,       promises,
variances,     trespasses,    damages,    judgments,     extents,
executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns such Stockholder ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein (or in Section 2.2) shall in any way affect the right of the Stockholders to enforce their rights and remedies under this Agreement.

  Release of Company Affiliates by the Stockholders. The Company agrees to use its best reasonable efforts to obtain releases for the Stockholders from its affiliates in the form of the release contained in Section 2.3. As to each affiliate from which the Company has obtained such a release for the benefit of the Stockholders, Stockholders hereby agree to release and discharge such affiliate, and any of their managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns such Stockholder ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. For purposes of this Article II, the term "affiliates" means, without limitation, Catskill Development, Watertone Holdings, LP, a Delaware limited partnership, BKB, LLC, a New
York limited liability company, Americas Tower Partners, a New York general partnership, Monticello Realty L.L.C., a Delaware limited liability company, Alpha Monticello, Inc., a Delaware corporation, Clifford A. Ehrlich, a resident of Sullivan County, New York, Shamrock

Strategies, Inc., a Delaware corporation, and Fox Hollow Lane, LLC, a New York limited liability company.

   Release of the Stockholders by the Company. For and in consideration of the promises, agreements and releases provided herein, the Company and its managers, directors, and officers hereby release and discharge the Stockholders and their agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Stockholders, their agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns the Company ever had, now has or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein shall in any way affect the right of the Company to enforce its rights and remedies under this Agreement.


STOCKHOLDERS Representations and Warranties
Each  of the Stockholders hereby represents and warrants  to  the
Company as follows:
      Organization; No Conflicts. To the extent indicated on the signature pages hereto, such Stockholder is either (i) a corporation duly organized and validly existing under the laws of its state of incorporation or (ii) an individual. Such Stockholder represents that it was not organized for the purpose of making an investment in the Company. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of his/her/its properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of such Stockholder to perform the obligations hereunder.

   Enforceability. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary individual or corporate action, as appropriate, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

   Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to such Stockholder in order to constitute this Agreement as a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

   Common Stock. Each Stockholder is the record and beneficial owner of all shares of Common Stock set forth opposite such Stockholder's name on Schedule 1.6, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of its Common Stock (other than this Agreement). Moreover, such Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to its Common Stock.

  Investment Representations.

   Such Stockholder is acquiring the Preferred Stock set forth opposite his/her/its name on Schedule 1.5 solely for his/her/its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act of 1933, as amended (the "Securities Act").

          Such Stockholder has such knowledge, experience and skill in business and financial matters that such Stockholder is capable of evaluating the merits and risks of an investment in the Preferred Stock.

          Such Stockholder (i) has received all information that he/she/it deems reasonably necessary to make an informed investment decision with respect to an investment in the Preferred Stock; (ii) has had the opportunity to make such investigation as he/she/it desires regarding the Company and an investment therein and (iii) has had the opportunity to ask questions of representatives of the Company concerning the Company.

          Such Stockholders understands that he/she/it must bear the economic risk of an investment in the Company for an uncertain period of time because (i) the Preferred Stock has not been registered under the Securities Act and applicable state securities laws and (ii) the Preferred Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Stock or an available exemption from registration under the Securities Act, the Preferred Stock must be held indefinitely. In particular, such Stockholder is aware that the Preferred Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. In this connection, such Stockholder represents that he/she/it understands that under Rule 144, the Preferred Stock must be held for at least one year after purchase thereof from the Company prior to resale (two years in the absence of public current information about the Company) and that, under certain circumstances, the conditions for use of Rule 144 include the availability of public current information about the Company, that sales be effected through a "broker's transaction" or in transactions with a "market maker," and that the number of shares being sold not exceed specified limitations. Such public current information about the Company for purposes of Rule 144 is presently not available, and may not be publicly available in the future.

          Such Stockholder understands that, in addition the legends described above in Article I, the certificates evidencing the Preferred Stock may bear one or all of the following legends:

       "The   shares   represented  by  this   certificate   have
not  been  registered under the United States Securities  Act  of
1933.   They  may  not  be  sold,  offered  for  sale,   pledged,
hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to such shares under such Act or an opinion of counsel or other evidence satisfactory to Sporting Magic, Inc. and its counsel that such registration is not required."

               (i)  Any legend required by any other jurisdiction.

        Broker's Fees. Neither such Stockholder nor any of its stockholders, directors, officers, employees or agents, if any, has retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.


ADDITIONAL REPRESENTATIONS AND WARRANTIES
In addition to those representations made by BG in Article III, BG further represents and warrant to the Company as follows:
     Catskill Interest. BG is the record and beneficial owner of the Catskill Interest, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. BG is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of its Catskill Interest (other than this Agreement). Moreover, BG is not a party to any voting trust, proxy, or other agreement or understanding with respect to its Catskill Interest.


COMPANy Representations and Warranties
         Organization; No Conflicts. The Company is duly organized, validly existing and in good standing in its jurisdiction of organization and has all of the requisite power and authority to enter into this Agreement and to assume and perform its obligations hereunder. None of the execution and delivery of this Agreement by the Company,
the   consummation   by   the   Company   of   the   transactions
contemplated hereby or compliance by the Company with any of the provisions hereof shall violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company or any of its properties or assets, in each such case except to the extent that any
conflict,    breach,    default   or    violation    would    not
interfere with the ability of the Company to perform the obligations hereunder.

   Power, Authorization and Validity. The Company has the right, power, legal capacity and authority: (a) to carry on its business as now conducted and as proposed to be conducted and (b) subject to stockholder approval of this Agreement, to enter into and perform all of its obligations under this Agreement and all other agreements to which the Company is or will be a party that are required to be executed pursuant to this Agreement (collectively with this Agreement, the "Company Merger Agreements"). The Common Option Shares subject to the Proxy represent a sufficient number of shares to approve and adopt this Agreement.

   Catskill Interest. The Company is authorized to receive the Catskill Interest and exercise all of the rights of BG thereunder in accordance with the terms and conditions of the First Amended and Restated Operating Agreement between the members of Catskill Development, dated January 1, 1999.

General Provisions
        Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties with respect to such subject matter. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

   Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

   Governing Law; Venue, Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles. Each party hereto hereby irrevocably submits to the exclusive personal and subject matter jurisdiction of the United State District Court for the Southern District of New York and the Supreme Court of the State of New York located in the borough of Manhattan over any suit action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (a) any objection that they may now or hereafter have to the venue of such suit, action or proceeding brought in any such court; and (b) any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Final judgement in any suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of their property is subject, by a suit upon such judgement.

  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.




                 [Signature Page Follows]

[COUNTERPART SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT BETWEEN
ALPHA HOSPITALITY CORPORATION, ALPHA MONTICELLO, INC., BRYANSTON
GROUP, INC., STANLEY TOLLMAN, BEATRICE TOLLMAN AND MONTY HUNDLEY
                 DATED DECEMBER 10, 2002]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed on the date first above written.

                                   THE COMPANY:

                                   ALPHA HOSPITALITY CORPORATION


                                   By:
                                   ______________________________
                                          Name:
                                          Title:

                                   ALPHA

                                   ALPHA MONTICELLO, INC.


                                   By:
                                   ______________________________
                                          Name:
                                          Title:

                                   THE STOCKHOLDERS:

                                   BRYANSTON GROUP, INC.


                                   By:
                                   ______________________________
                                          Name:
                                          Title:


                                   ______________________________
                                   ___
                                   Stanley Tollman


                                   ______________________________
                                   ___
                                   Beatrice Tollman


                                   ______________________________
                                   ___
                                   Monty Hundley

                         EXHIBIT A

         CERTIFICATE OF THE DESIGNATIONS, POWERS,
                     PREFERENCES AND RIGHTS
                            OF THE
                    SERIES E PREFERRED STOCK
                   ($.01 par value per share)

                               of

               ALPHA HOSPITALITY CORPORATION
                     a Delaware Corporation

                           __________

                Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware

                           __________

     ALPHA HOSPITALITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred stock consisting of 1,730,697 shares, $.01 par value per share, to be designated "Series E Preferred Stock," and to that end the Board adopted a resolution providing for the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series E Preferred Stock, which resolution is as follows:

          RESOLVED, that the Certificate of the Designations, Powers, Preferences and Rights of the Series E Preferred Stock ("Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

          1. Designations and Amount. One Million Seven Hundred Thirty Thousand Six Hundred Ninety Seven (1,730,697) shares of the Preferred Stock of the Corporation, $.01 par value per share, shall constitute a class of Preferred Stock designated as "Series E Preferred Stock" (the "Series E Preferred Stock").

          2.   Dividends.

                (a) The holders of shares of Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available for payment, a cash dividend at the rate of 8% of the Liquidation Value (or $.80) per annum per share of Series E Preferred Stock (the "Preferred Dividend"), payable only as provided in Section 2(b) hereof. The Preferred Dividend shall accrue and shall be cumulative from the date of initial issuance of such share of Series E Preferred Stock. The amount of the Preferred Dividend that shall accrue for the initial dividend period and for any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                (b) The Preferred Dividend shall be payable (whether or not declared by the Board) upon the effective date of the earliest of a (i) redemption of the Series E Preferred Stock in accordance with Section 6 hereof or (ii) Liquidation (as hereinafter defined).

          3. Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a "Liquidation"), no distribution shall all be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the holders of the Series E Preferred Stock unless, prior thereto, the holders of such shares of Series E Preferred Stock shall have received $10.00 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. For purposes of this Certificate of Designation, each of (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or (2) the consolidation or merger of the Corporation with or into any other corporation, in which the stockholders of the Corporation immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          4.    Rank.  The Series E Preferred Stock  shall  rank,
with respect to the payment of dividends and the distribution  of
assets,  senior  to  all  series  of  any  other  class  of   the
Corporation's Preferred Stock.

          5.    Voting Rights.  The holders of Series E Preferred
Stock shall not be entitled to vote on any matter except as required by law.

          6. Redemption. The Corporation, at the option of the Board, may redeem the whole or any part of the Series E Preferred Stock at any time outstanding, at any time or from time to time, by paying the redemption price of $10.00 per share, plus accrued dividends, in cash or, in its sole discretion, by delivery of a
Note in the form attached hereto as Exhibit A, for each share of Series E Preferred Stock so to be redeemed plus dividends accrued thereon at the date fixed for redemption. In the case of the redemption of only a part of the Series E Preferred Stock at the time outstanding, the Corporation shall select by lot or in such other manner as the Board may determine the shares to be redeemed. The Board shall have full power and authority, subject to the limitations and provisions contained herein, to prescribe the manner in which and the terms and conditions upon which the Series E Preferred Stock shall be redeemed from time to time. If the Board has elected to redeem such Series E Preferred Stock by paying cash and on or before the date fixed by the Board for redemption the funds necessary for such redemption shall have been set apart so as to be and continue to be available therefor, then, notwithstanding that any certificates for the shares of Series E Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Series E Preferred Stock so called for redemption shall immediately on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price therefor, but without interest. None of the Series E
Preferred Stock acquired by the Corporation by redemption or otherwise shall be reissued or disposed of but shall from time to time be retired in the manner provided by law.

          7. No Pre-emptive Rights. No holder of shares of Series E Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

          IN WITNESS WHEREOF, Alpha Hospitality Corporation has caused this Certificate of Designation to be executed this 9th day of December, 2002.


                              ALPHA HOSPITALITY CORPORATION



                              By:
                                 Name:
                                 Title:

                         EXHIBIT B

                [Letterhead of Stockholder]


                Certificate of Satisfaction


                                                December   , 2002

Alpha Hospitality Corporation
707 Skokie Boulevard, Suite 600,
Northbrook, IL 60062

Ladies and Gentlemen:

This will confirm that upon receipt by [Full Name of Stockholder] ("Stockholder") of ___ shares of Series E Preferred Stock of Alpha Hospitality Corporation ("Alpha"), such receipt shall serve as full and complete satisfaction of the $[________________] in indebtedness currently due from Alpha to Stockholder.



                                   STOCKHOLDER



                                   By:___________________________

                         EXHIBIT C
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
               ALPHA HOSPITALITY CORPORATION

               Subordinated Promissory Note

_________________,                                           2003
$______________

Alpha Hospitality Corporation, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value
received,   hereby   promises   to   pay   to   the   order    of
__________________________________ (together with its successors, transferees and assigns, the "Noteholder") the principal sum of _____________________________ (the "Note Amount"), in the amounts and on the dates ("Note Amount Repayment Date") set forth below:
               Date                       Amount
    (1 Year Anniversary of      (13.33% of the Note
    Note)                       Amount)
    (18 Month Anniversary of    (17.78% of the Note
    Note)                       Amount)
    (2 Year Anniversary of      (22.22% of the Note
    Note)                       Amount)
    (30 Month Anniversary of    (26.67% of the Note
    Note)                       Amount)
    (3 Year Anniversary of      (20.00% of the Note
    Note)                       Amount)

Interest. The Issuer further promises to pay interest on the unpaid Note Amount from the date hereof until the Note is paid in full (whether at maturity or prepayment), payable on each Note Amount Repayment Date, at the simple interest rate of seven percent (7%) per annum.
Prepayment. The Issuer may at its option, at any time or from time to time, prepay this Note (and accrued interest), in whole or in part, without premium or penalty. Any such optional prepayment shall be applied to reduce the unpaid Note Amount installments, in direct order of maturity (such that the Note Amount next due shall be repaid first).
     Issuer Register. The Issuer shall keep a register at its principal place of business (the "Register") in which it shall enter the Noteholder's name and address as set forth above. For the purpose of paying principal and any interest on this Note, the Issuer shall be entitled to rely on the name and address in the Register.
Transfer. This Note is neither assignable nor transferable by the Noteholder without the Issuer's prior written consent.
No Waiver. No failure by the Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Acceleration.  In case one or more of the following events
       ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
        failure by the Issuer to pay all or any part of the Note Amount within ten (10) business days after the same shall become due and payable; or

  failure by the Issuer to pay all or any part of the interest on the Note within ten (10) business days after the same shall become due and payable; or

   the Issuer becomes the subject of any voluntary bankruptcy, insolvency or similar proceeding, or any involuntary bankruptcy, insolvency or similar proceeding not stayed or dismissed within sixty (60) days of filing, then:  (i) except in the case of an Event of Default specified in
Section 6(c) hereof, the Noteholder, by notice in writing to the Issuer, may declare the aggregate Note Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable and (ii) if an Event of Default specified in Section 6(c) occurs, the Note Amount shall become and be immediately due and payable without any declaration or other act on the part of the Noteholder.
No Action. The Issuer shall not by any action, including, without limitation, amending its certificate of incorporation through any reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, winding up, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Noteholder against impairment.
Costs; Expenses. Should the Noteholder initiate an action to enforce the provisions of this Note, then the prevailing party in such action, as determined by the court, agency, tribunal or other body with jurisdiction over the action, shall be reimbursed its reasonable fees and out-of-pocket expenses of counsel in connection with such action.
Amendment. This Note may only be amended by a written instrument or instruments executed by both the Issuer and the Noteholder.
Senior Debt. This Note shall be senior to all existing and future indebtedness of the Issuer other than indebtedness created pursuant to that certain promissory note issued by the Issuer to Societe Generale on December 9, 2002 for the principal sum of $1,600,000.
Waivers. The Issuer hereby waives any requirements of demand, presentment for payment, notice of dishonor, notice of protest and protest.
Governing Law; Forum. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without reference to the choice of laws provisions thereof. Any action, suit or proceeding initiated by any party hereto against any other party hereto under or in connection with this Note shall be brought in any state or federal court in the State of New York. Each party hereto submits itself to the exclusive jurisdiction of any such court, waives any claims of forum non conveniens and agrees that service of process may be effected on it by the means by which notices are to be given pursuant to this Note.
Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgment of receipt by the addressee or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered when actually delivered to the address for notices. Notices to the Noteholder must be given to its last known address appearing on the Register and notices to the Issuer must be given at its principal place of business. Any party may furnish, from time to time, other addresses for notices to it.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

                         ALPHA HOSPITALITY CORPORATION

                              By:________________________________
                              _
                                   Name:
                                   Title:

                       SCHEDULE 1.5


  Debtholder        Debt Being         Number of Shares of
                     Forgiven         Preferred Stock to be
                    at Closing          Issued at Closing
Bryanston           $1,570,126         157,013
Group, Inc.
Stanley Tollman     $1,528,167         152,817
Monty Hundley       $  266,667          26,667


                       SCHEDULE 1.6

  Stockholder     Common       Number of      Principal Amount of
                Repurchase   Common Option     Notes to be Issued
                   Price         Shares         Upon Exercise of
                                                     Option
Bryanston          $2.12     2,326,857       $4,932,937
Group, Inc.
Beatrice           $2.12       66,000          $139,920
Tollman

                                                     Exhibit 99.2
                  RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (the "Restructuring Agreement"), dated as of December 9, 2002, is between ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), and SOCIETE GENERALE, a bank organized under the laws of France (the "Investor").
                   W I T N E S S E T H :

WHEREAS, (x) on February 8, 2000, the Investor acquired for a purchase price of $4,000,000, 4,000 shares of the Company's Series D Preferred Stock having an aggregate face amount of $4,000,000 and certain warrants to purchase the Company's common stock and (y) on July 31, 2000, the Investor acquired for a purchase price of $1,250,000, $1,250,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 and certain warrants to purchase the Company's common stock; WHEREAS, as of the date hereof approximately $1,295,000 aggregate face amount of the Company's Series D Preferred Stock is outstanding (inclusive of approximately $215,000 of accrued dividends thereon) (the "Series D Preferred") and approximately $1,032,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 is outstanding (inclusive of approximately $88,000 of accrued interest thereon) (the "Convertible Notes") and all of the warrants originally issued to the Investor remain outstanding;
WHEREAS, the Investor has alleged that certain defaults have occurred with respect to the Company's obligations in respect of the Series D Preferred and the Convertible Notes;
WHEREAS, certain significant changes have occurred with respect to the Company's business and operations and representatives of the Company have advised the Investor that the Company currently has a need to reduce its total indebtedness in order to meet the requirements to remain listed on certain securities exchanges and that a restructuring of the Investor's investment in the Series D Preferred and the 4% Convertible Notes are critical to achieving that objective;
WHEREAS, the Company has advised the Investor that it is desirous of restructuring its investment in the Series D Preferred and the Convertible Notes in accordance with the terms set forth in this Restructuring Agreement in exchange for the receipt of the waiver granted by the Investor set forth herein, the exchange of the Investor's current holdings of Series D Preferred and the Convertible Notes for a newly issued note of the Company and certain cash payments by the Company to the Investor and the Investor has agreed to accept such offer subject to the terms set forth in this Restructuring Agreement.
NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

       DEFINITIONS
         Certain  Definitions.   For  purposes   of   this
Agreement,   the   following   terms   shall   have    the
following respective meanings:

"Affiliate" of a Person means another Person that directly
or   indirectly,   through  one  or  more  intermediaries,
controls,  is  controlled by, or is under  common  control
with,  such  first-mentioned Person.  The  term  "control"
(including  the terms "controlling," "controlled  by"  and
"under  common control with") means the possession, direct
or indirect, of the power to direct or cause the direction
of  the  management  and policies  of  a  Person,  whether
through the ownership of voting securities, by contract or
otherwise.
"Capital Stock" means, with respect to any Person, any and
all shares, interests, participations or other equivalents
(however  designated) of corporate stock,  including  each
class of common stock and preferred stock, of such Person.
"Commission"  means  the  United  States  Securities   and
Exchange Commission.
"Governmental  Authority"  means  any  federal  or   state
government or political subdivision thereof and any agency
or   other   entity  exercising  executive,   legislative,
judicial,  regulatory or administrative  functions  of  or
pertaining to government.
"Material  Adverse Effect" has the meaning  set  forth  in
Section 2.01.
"Person"   means   an   individual   or   a   corporation,
partnership,   trust,   incorporated   or   unincorporated
association,   joint   venture,   joint   stock   company,
Governmental Authority or other entity of any kind.
"SEC  Reports"  means, collectively, the Company's  Annual
Report on Form 10-K for the year ended December 31, 2001, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, June 30, 2002 and September
30, 2002 and the Company's Current Reports on Form 8-K filed with the Commission during the calendar year 2002.

ISSUANCE OF NOTES; PAYMENT OF CASH;
       CANCELLATION OF EXISTING SECURITIES
        Agreement to Issue Notes and Make Cash Payment and
Consideration   Therefor.   On  the  terms   and   subject
to  the  conditions  set  forth  in  this  Agreement,  the
Company  hereby  agrees  to  issue  to  the  Investor  its
16%   Note   due  June  30,  2003  in  substantially   the
form  set  forth  as  Exhibit A hereto  in  the  principal
amount   of  $1,600,000  (the  "New  Note")  and  to   pay
the   Investor   the   sum,   in   immediately   available
funds  of  $50,000  and  in  consideration  therefor,  the
Investor   hereby  agrees  to  deliver  to   the   Company
for   cancellation  the  Series  D  Preferred,   and   the
Convertible   Notes   and   to   irrevocably   waive   any
claims  with  respect  to its holdings  of  the  Series  D
Preferred   and  the  Convertible  Notes  as   set   forth
herein.

   Closing.  The closing of the transaction set  forth  in
Section 2.01 (the "Closing") shall be deemed to take place
concurrently  with  the execution  and  delivery  of  this
Restructuring  Agreement by the parties  hereto.   At  the
Closing,  the  following closing transactions  shall  take
place,   each   of   which  shall  be  deemed   to   occur
simultaneously  with the Closing and  shall
constitute  a
condition  to  the  consummation of the Closing:  (i)  the
Company  shall  execute, issue and deliver  a  certificate
evidencing the 16% Notes Due June 30, 2003 to be issued to
the  Investor;  (ii)  the Company  shall  deliver  to  the
Investor  by wire transfer of immediately available  funds
the amount of $50,000, (iii) the Investor shall deliver to
the Company certificates represents the Series D Preferred
Stock and the Convertible Notes for cancellation; (iv) the
Company  shall  pay the fees and expenses of  Jones,  Day,
Reavis  & Pogue of $10,000 by wire transfer of immediately
available funds and (v) the Company shall deliver  to  the
Investor  a  certificate executed by the  Chief  Executive
Officer  and  Chief  Financial  Officer  of  the  Company,
signing  in such capacity, dated the date of the  Closing,
among   other   confirmations   contained   therein,   (a)
certifying  that  attached thereto are true  and  complete
copies  of  the resolutions duly adopted by the  Board  of
Directors of the Company authorizing the execution and the
consummation   of   the  transactions  contemplated   this
Restructuring Agreement, which authorization shall  be  in
full  force  and  effect on and as of  the  date  of  such
certificate,   (b)   confirming  the   accuracy   of   the
representations and warranties of the Company contained in
this  Restructuring  Agreement  and  (c)  certifying   and
attesting  to  the office, incumbency, due  authority  and
specimen  signatures  of  each  Person  who  executed  any
document  for or on behalf of the Company.  This Agreement
shall  not be effective, however, until the Company  shall
have   delivered   to  the  Investor   a   copy   of   the
Recapitalization  Agreement, executed by Bryanston  Group,
Inc.  ("Bryanston"), the Company and certain other parties
(the  "Recapitalization Agreement"), which agreement shall
provide for the discharge of any existing indebtedness  of
Bryanston  and such other parties owed by the Company,  in
form  and substance satisfactory to the Investor and shall
be  in  full  force and effect as of the date of  delivery
thereof,  it  being understood that any obligations  under
such Recapitalization Agreement will be subordinate to the
New   Note  and  it  being  further  understood  that  the
representations and warranties of the Company in this Restructuring Agreement and the New Note shall give effect to the Recapitalization Agreement.


REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As  a  material inducement to the Investor to execute this
Restructuring  Agreement and consummate  the  transactions
contemplated  hereby,  the Company hereby  represents  and
warrants  to  the  Investor that on and  as  of  the  date
hereof:
      Organization and Standing.  The Company and each  of
its  subsidiaries is a corporation duly organized, validly
existing  and  in  good standing under  the  laws  of  the
jurisdiction  of its incorporation and has  all  requisite
corporate  power  and  authority, and all  authorizations,
licenses, permits and certifications necessary for  it  to
own its material properties and assets and to carry on its
material business as it is now being conducted (and as, to
the   extent  described  therein,  described  in  the  SEC
Reports).   The  Company and each of its  subsidiaries  is
duly  qualified  to  transact  business  and  is  in  good
standing  in  each jurisdiction in which the character  of
the  properties owned or leased by it or the nature of its
businesses  makes  such  qualification  necessary,  except
where  the  failure to so qualify or be in  good  standing
would  not have a material adverse effect on the business,
assets,  operations, properties, condition  (financial  or
otherwise)   or   prospects  of  the   Company   and   its
subsidiaries,  taken as a whole, or any  material  adverse
effect   on  the  Company's  ability  to  consummate   the
transactions contemplated by, and to
execute, deliver  and
perform  its  obligations under, each of  the  Transaction
Documents (a "Material Adverse Effect").

    Securities   of  the  Company.   The  authorized   and
outstanding Capital Stock of the Company is as  set  forth
in  the  Company's Quarterly Report on Form 10-Q  for  the
quarter  ended September 30, 2002.  The New Note has  been
duly and validly authorized.  When issued against delivery
of   the  consideration  therefor  as  provided  in   this
Restructuring  Agreement, the New  Note  will  be  validly
issued   and  will  constitute  a  valid  and  enforceable
obligation of the Company, enforceable against the Company
in  accordance with its terms (subject to the  effects  of
applicable    bankruptcy,   insolvency,    reorganization,
moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). The issuance of the New Note is not subject to any preemptive rights, rights of first refusal or other similar limitation. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

   Authorization;  Enforceability.  The  Company  has  the
corporate  power  and  authority to execute,  deliver  and
perform  the  terms  and provisions of  the  Restructuring
Agreement  and  the New Note, and has taken all  necessary
corporate action to authorize the execution, delivery  and
performance by it of the Restructuring Agreement  and  the
New  Note and consummate the transactions contemplated  by
each of the Restructuring Agreement and the New Note.   No
other corporate proceedings on the part of the Company are
necessary,  and  no  consent of the  shareholders  of  the
Company  is required, for the valid execution and delivery
by  the Company of the Restructuring Agreement and the New
Note  and the performance and consummation by the  Company
of   the   transactions  contemplated  by  each   of   the
Restructuring Agreement and the New Note.  The Company has
duly  executed  the Restructuring Agreement  and  the  New
Note.   Assuming  the due execution of  the  Restructuring
Agreement  by  the  Investor, the Restructuring  Agreement
constitutes the legal, valid and binding obligation of the
Company,  enforceable  against the Company  in  accordance
with   each   of   its   respective   terms,   except   as
enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

  No Violation; Consents.

(a)   The  execution,  delivery  and  performance  by  the
Company  of the Restructuring Agreement and the  New  Note
and  the  consummation  of  the transactions  contemplated
thereby  do not and will not (i) contravene the applicable
provisions  of any law, statute, rule, regulation,  order,
writ,  injunction,  judgment or decree  of  any  court  or
Governmental Authority to or by which the Company  or  any
of  its subsidiaries or any of its respective property  or
assets  is bound, (ii) violate, result in a breach  of  or
constitute  (with due notice or lapse of time or  both)  a
default or give rise to an event of acceleration under any
contract,  lease,  loan  or  credit  agreement,  mortgage,
security agreement, trust indenture or other agreement  or
instrument to which the Company is a party or by which  it
or any of its subsidiaries is bound or to which any of its
respective properties or assets is subject, nor result  in
the creation or imposition of any lien, security interest,
charge  or  encumbrance  of  any  kind  upon  any  of  the
properties, assets or Capital Stock of the Company or  any
of its subsidiaries, or (iii) violate any provision of the
organizational  and  other  governing  documents  of   the
Company or any of its subsidiaries.

(b)   No consent, approval, authorization or order of,  or
filing  or  registration with, any court  or  Governmental
Authority  or other Person is required to be  obtained  or
made  by  the  Company  for  the execution,  delivery  and
performance  of this Restructuring Agreement and  the  New
Note  or  the consummation by the Company of  any  of  the
transactions  contemplated thereby to be performed  by  it
except  for  those  consents or authorizations  previously
obtained and those filings previously made.
      Solvency; No Default.  (a) The Company is, and  upon
giving  effect to the transactions contemplated hereby  to
be performed by it as of the Closing  will be, Solvent (as
defined  below).  "Solvent" means that, as of the date  of
determination,  (i) the then fair saleable  value  of  the
assets  of  the Company (on a consolidated basis)  exceeds
the  then  total amount (on a consolidated basis)  of  its
debts and other liabilities, (including any guarantees and
other  contingent, subordinated, unmatured or unliquidated
liabilities  whether or not reduced to judgment,  disputed
or  undisputed,  secured or unsecured), (ii)  the  Company
expects to have sufficient funds and cash flow to pay  its
liability  on  its existing debts as they become  absolute
and matured, (iii) final judgments against the Company  in
pending  or threatened actions for money damages will  not
be rendered at a time when, or in an amount such that, the
Company  will  be  unable to satisfy  any  such  judgments
promptly  in  accordance  with their  terms  (taking  into
account   (a)  the  maximum  reasonable  amount  of   such
judgments  in  any such actions (other than  amounts  that
would  be  remote),  (b) the earliest reasonable  time  at
which  such  judgments  would  be  rendered  and  (c)  any
reasonably   expected  insurance  recovery  with   respect
thereto),  and (iv) the Company does not have unreasonably
small   capital  with  which  to  engage  in  its  present
business.

(b)   The  Company  is  not,  and  immediately  after  the
consummation of the transactions contemplated hereby to be
performed by the Company will not be, in default under  or
in  violation  of (whether upon the passage of  time,  the
giving  of  notice or both) its organizational  and  other
governing  documents,  or any provision  of  any  security
issued by the Company, or of any agreement, instrument  or
other  undertaking to which the Company is a party  or  by
which it or any of its property or assets is bound, or the
applicable   provisions  of  any   law,   statute,   rule,
regulation, order, writ, injunction, judgment or decree of
any  court  or Governmental Authority to or by  which  the
Company  or any of its property or assets is bound,  which
default  or  violation,  either  individually  or  in  the
aggregate, could reasonably be expected to have a Material
Adverse Effect.
     SEC Reports; Financial Condition; No Adverse Changes.
(a)  The audited consolidated financial statements of  the
Company  and the related notes thereto as at December  31,
2001  reported  on  by  Friedman,  Alpren  &  Green,  LLP,
independent  accountants,  present  fairly  the  financial
condition,  results of operations and cash  flows  of  the
Company (on a consolidated basis) at such date and for the
periods  set  forth  therein.  The unaudited  consolidated
balance sheets, consolidated statements of operations  and
consolidated  statements of cash  flows  at  and  for  the
period   ended  September  30,  2002  (such  audited   and
unaudited consolidated financial statements, collectively,
the  "Financial Statements"), present fairly the financial
condition,  results of operations and cash  flows  of  the
Company (on a consolidated basis) at such date and for the
periods  set  forth  therein, subject to  normal  year-end
adjustments  with  respect  to  the  September  30,   2002
financial statements.  The Financial Statements, including
the   related  schedules  and  notes  thereto,  have  been
prepared  in accordance with generally accepted accounting
principles as set forth in the opinions and pronouncements
of  the  Accounting Principles Board of American Institute
of   Certified  Public  Accountants  and  statements   and
pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein.
Since September 30, 2002 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company except as set forth in Schedule 3.06(a) hereof.

(b)  Except as are fully reflected or reserved against  in
the  Financial Statements and the notes thereto, there are
no  liabilities or obligations with respect to the Company
or  any  of  its  subsidiaries of  any  nature  whatsoever
(whether  absolute, accrued, contingent or  otherwise  and
whether or not due) other than immaterial ordinary  course
accruals, except as set forth in Schedule 3.06(a) hereof.
(c)    Since  September  30,  2002  there  has   been   no
development  or event, nor any prospective development  or
event known to the Company or any of its subsidiaries,  or
any  litigation,  proceeding or other  action  seeking  an
injunction  or other restraining order, damages  or  other
relief  from a court or administrative agency of competent
jurisdiction  pending, threatened or, to the knowledge  of
the   Company,   contemplated,  or  any  action   of   any
Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect except as set forth in Schedule 3.06(a) hereof.
(d) After giving effect to the transactions contemplated by this Agreement and the Recapitalization Agreement, the Company will have no indebtedness other than the New Note.
The liabilities of the Company other than as contemplated by Section 3.06(b) hereof, has not materially increased from the amounts set forth in the unaudited financial statements referenced in Section 3.06(a) hereof.
     Subsidiaries. As of the date hereof, the Company has no subsidiaries other than those listed on Exhibit 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

   No Litigation.  No litigation or claim (including those
for unpaid taxes), or environmental proceeding against the
Company  or any of its subsidiaries is pending, threatened
or, to the Company's best knowledge, contemplated that, if
determined    adversely,   would   (after   taking    into
consideration any reasonably expected insurance recovery with respect thereto), have a Material Adverse Effect on the Company or relates to or would otherwise impact the consummation of the transactions contemplated by this Restructuring Agreement.

   Environmental  Matters.  The Company and  each  of  its
subsidiaries  is  in compliance in all  material  respects
with  all applicable state and federal environmental laws,
and  no event or condition has occurred that may interfere
in any material respect with the compliance by the Company
or  any of its subsidiaries with any environmental law  or
that   may   give   rise  to  any  liability   under   any
environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

  Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

   Disclosure.  The representations and warranties of  the
Company  in  the Restructuring Agreement and,  as  of  the
respective   dates  of  filing  thereof,  the   statements
contained  in  the SEC Reports do not contain  any  untrue
statement of a material fact and do not omit to state  any
material  fact necessary to make the statements herein  or
therein  not  misleading.   The SEC  Reports  contain  all
material information concerning the Company required to be
set  forth  therein,  and  no event  or  circumstance  has
occurred  or exists since September 30, 2002,  that  would
require the Company to disclose such event or circumstance
in  order  to  make the statements in the SEC Reports  not
misleading as of the date of the Closing but that has  not
been so publicly disclosed except as set forth in Schedule
3.06(a) hereof.  The Company hereby acknowledges that  the
Investor is and will be relying on the SEC Reports and the
Company's   representations,  warranties   and   covenants
contained herein in making an investment decision with respect to the matters contemplated by the Restructuring
Agreement and will be relying thereon.


COVENANTS OF THE COMPANY
       Restriction on Incurrence of Indebtedness and Other
Limitation.

(a)   The  Company (or any of its subsidiaries)  will  not
issue or incur any indebtedness (or guarantee or otherwise
become  liable, directly or indirectly, whether contingent
or  otherwise, for obligations of any Person) prior to the
payment  in full of the New Note, unless such indebtedness
is  expressly subordinated to the New Note (pursuant to  a
subordination agreement executed by the lender in form and
substance satisfactory to the Investor) and provides  that
no  cash  payments of interest or principal  may  be  made
until  the New Note is paid in full.  The Company (or  any
of  its  subsidiaries) may not issue  any  other  security
which  provides for payment by the Company of cash in  any
form prior to such time as the New Note is paid in full or
otherwise repurchase, retire, acquire, defease, redeem  or
otherwise  in any manner directly or indirectly  make  any
cash  payments (whether as interest, dividends,  principal
or  otherwise) in respect of any security (whether or  not
outstanding as of the date hereof) until the New  Note  is
paid in full.
(b)   Neither the Company nor any of its subsidiaries will
distribute  cash  or  assets other than  in  the  ordinary
course  of business, provided that the Company or  any  of
its subsidiaries may transfer assets provided that the net
cash proceeds received therefrom are applied to repay  the
New  Note.   In  addition  to the foregoing,  neither  the
Company  nor any of its subsidiaries may transfer cash  or
assets  to  Affiliates  other  than  in  connection   with
transactions  in the ordinary course entered  into  on  an
arms-length  basis.  Neither the Company nor  any  of  its
subsidiaries will create or permit to exist any  liens  on
any  of its or its subsidiaries' properties which are  not
in   existence  as  of  the  date  of  this  Restructuring
Agreement.  Neither the Company nor any of its Significant
Subsidiaries (as defined in the New Note) will consolidate or merge with or into any other Person.

MISCELLANEOUS
        Arms Length Negotiation.  Each of the Company  and
the   Investor  acknowledge  and  agree  that  the   terms
of   this   Restructuring  Agreement  and  the  New   Note
and   were  negotiated  in  good  faith  and  on  an  arms
length  basis  and  that  each party  has  freely  entered
into    this    transaction    based    upon    its    own
independent   evaluation  of  the  transaction   and   has
received     such    financial,    legal     and     other
professional   advice   as   it   deems   appropriate   in
connection   with  the  foregoing.   The   language   used
in   this   Restructuring  Agreement  and  the  New   Note
will   be  deemed  to  be  the  language  chosen  by   the
parties   to   express  their  mutual   intent,   and   no
rules    of   strict   construction   will   be    applied
against any party.

  Waiver by Investor and the Company.  The Investor agrees
that,  upon  consummation of the Closing and assuming  the
accuracy  of  the  representations and warranties  of  the
Company   made   in  this  Restructuring   Agreement,   it
irrevocably waives any and all actions, suits, claims  and
demands  whatsoever it had, has or may ever  have  against
the  Company  and its officers, directors,  employees  and
agents  in connection with its acquisition, ownership  and
disposition  of the Series D Preferred and the Convertible
Notes and any and all matters relating to such securities.
The Company agrees that, upon consummation of the Closing,
it  irrevocably waives any and all actions, suits,  claims
and  demands  whatsoever it had,  has  or  ever  may  have
against   the   Investor  and  its  officers,   directors,
employees and agents in connection with its acquisition, ownership and disposition of the Series D Preferred and the Convertible Notes and any and all matters relating to such securities.

   Press  Releases and Disclosure.  No party hereto  shall
issue   any  press  release  or  make  any  other   public
disclosure related to this Restructuring Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties. The Company has advised the Investor that it intends to file a Form 8-K with the Commission in substantially the form contained in Schedule 3.06(a) hereof and to issue a press release announcing such filing and the Investor consents to the foregoing.

   Notices.   All  notices, demands,  requests,  consents,
approvals or other communications required or permitted to
be  given hereunder or that are given with respect to this
Agreement  shall  be  in writing and shall  be  personally
served  or deposited in the mail, registered or certified,
return receipt requested, postage prepaid or delivered  by
reputable  air  courier service with charges  prepaid,  or
transmitted   by   hand  delivery,  telegram,   telex   or
facsimile, addressed as set forth below, or to such  other
address  as such party shall have specified most  recently
by  written  notice:  (i)  if to the  Company,  to:  Alpha
Hospitality Corporation, 707 Skokie Boulevard, Suite  600,
Northbrook,   IL   60062,  Attention:   Scott   Kaniewski,
Facsimile  No.:  (847)  418-3805,  and  (ii)  if  to   the
Purchaser:  c/o  SG  Cowen  Securities  Corporation,  1221
Avenue   of  the  Americas,  New  York,  New  York  10020,
Attention: Francois Barthelemy, Facsimile No.: (212)  278-
5466, with
copies (which shall not constitute notice)  to:
Jones, Day, Reavis & Pogue, 222 E. 41st St., New York, New
York 10017, Attention:  J. Eric Maki, Esq., Facsimile  No.
(212) 755-7306.  Notice shall be deemed given on the  date
of   service  or  transmission  if  personally  served  or
transmitted  by  telegram,  telex  or  facsimile.   Notice
otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

  Entire Agreement.  This Agreement (together with the New
Note and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

   Amendment  and  Waiver.   This  Agreement  may  not  be
amended, modified, supplemented, restated or waived except
by  a  writing  executed by the party against  which  such
amendment,  modification  or  waiver  is  sought  to  been
enforced.   Waivers may be made in advance  or  after  the
right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

    Assignment;   No   Third  Party  Beneficiaries.    The
Restructuring  Agreement  and  the  rights,   duties   and
obligations hereunder may not be assigned or delegated  by
either  the Company, on the one hand, or the Investor,  on
the  other hand, without the prior written consent of  the
other  party hereto; provided that the Investor may assign
or  delegate its rights, duties and obligations  hereunder
to  any Affiliate of the Investor.  Except as provided  in
the  preceding  sentence,  any  purported  assignment   or
delegation of rights, duties or obligations hereunder made
without  the  prior  written consent of  the  other  party
hereto shall be void and of no effect.  This Agreement and
the  provisions  hereof shall be binding  upon  and  shall
inure  to  the  benefit of each of the parties  and  their
respective   successors  and  permitted   assigns.    This
Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

  Severability.  This Agreement shall be deemed severable,
and  the  invalidity or unenforceability of  any  term  or
provision   hereof  shall  not  affect  the  validity   or
enforceability of this Agreement or of any other  term  or
provision  hereof.   Furthermore,  in  lieu  of  any  such
invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

  Further Assurances.  Each party hereto, upon the request
of  any other party hereto, shall do all such further acts
and  execute,  acknowledge and deliver  all  such  further
instruments and documents as may be necessary or desirable
to   carry  out  the  transactions  contemplated  by  this
Agreement.

   Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

   GOVERNING  LAW.  THIS AGREEMENT SHALL BE  GOVERNED  BY,
INTERPRETED  UNDER, AND CONSTRUED IN ACCORDANCE  WITH  THE
INTERNAL  LAWS  OF  THE STATE OF NEW  YORK  APPLICABLE  TO
AGREEMENTS  MADE AND TO BE PERFORMED WITHIN THE  STATE  OF
NEW  YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

     Jurisdiction;Venue.    Each   party   hereto   hereby
irrevocably submits to the exclusive personal and subject matter jurisdiction of the United States District Court for the Southern District of New York and the Supreme
Court of the State of New York located in the borough of Manhattan over any suit, action or proceeding arising out of or relating to this Restructuring Agreement or the New
Note. Each party hereby irrevocably waives to the fullest extent permitted by law (a) any objection that they may now hereafter have to the venue of such suit, action or proceeding brought in any such court and (b) any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

    Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                              ALPHA HOSPITALITY CORPORATION


                              By:

                              Name:
                              Title:

                              SOCIETE GENERALE


                              By:


                              Name:
                              Title: Authorized Signatory

               ALPHA HOSPITALITY CORPORATION

                16% NOTE DUE JUNE 30, 2003

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF  1933  (THE  "SECURITIES ACT") OR ANY OTHER  APPLICABLE
SECURITIES  LAWS AND HAS BEEN ISSUED IN RELIANCE  UPON  AN
EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF   THE
SECURITIES  ACT AND SUCH SECURITIES LAWS.  THE  SECURITIES
REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED,  SOLD,
PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN
EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF   THE
SECURITIES ACT.
                                           U.S. $1,600,000

FOR  VALUE  RECEIVED, Alpha Hospitality  Corporation  (the
"Company"),  a  corporation duly  organized  and  existing
under  the laws of the State of Delaware, hereby  promises
to pay to Societe Generale, or its registered assigns (the
"Holder"), the principal sum of $1,600,000 pursuant to the
amortization schedule set forth on the reverse hereof, and
to  pay  interest on the unpaid principal amount  of  this
Note  in  the manner set forth on the reverse hereof  from
the  date of execution of this Note set forth below at the
rate  of 16% per annum.  Reference is hereby made  to  the
further provisions set forth on the reverse hereof,  which
provisions shall for all purposes have the same effect  as
if set forth in this place.
IN WITNESS WHEREOF, the Company has caused this instrument
to   be  duly  executed  by  an  officer  thereunto   duly
authorized.

Dated:     December     , 2002       ALPHA HOSPITALITY CORPORATION

                              By:
                              ____________________________
                              ___
                              Name:
                              Title:

                    - REVERSE OF NOTE -


  1. ISSUANCE. This Note is a duly authorized issue of the Company designated as its 16% Note Due June 30, 2003 in an original aggregate principal amount of $1,600,000.
  2. INTEREST. The Company shall pay interest on the outstanding principal amount of this Note at the rate of
16% per annum, computed based on a 360-day year consisting of twelve 30-day months. Interest on this Note will accrue from the date of this Note set forth on the front
of this Note until the payment in full of the principal amount hereof has been made in accordance with the provisions hereof. Interest on this Note shall be payable in arrears as set forth in Section 3 hereof.
  3.   PRINCIPAL.     (A)  The payment of the principal on
this Note shall be due in such amounts and on such payment dates (each, a "Payment Date") as follows: (i) $400,000 shall be due and payable on February 28, 2003, (ii)
$400,000 shall be due and payable on March 31, 2003 and
(iii) $800,000 shall be due and payable on June 30, 2003. Accrued interest on the outstanding principal amount of this Note shall also be due and payable on each Payment Date. Interest will accrue on overdue payments of principal and interest at the rate of 16% per annum.
               (B)  The Company shall at any time have the
option to make a prepayment (a "Prepayment") of all but not less than all of the principal amount due on any Payment Date (together with interest accrued to the date of such Prepayment). If the amount of any Prepayment shall be less than the entire outstanding principal amount of this Note (plus accrued interest thereon), such Prepayment shall be applied against the next scheduled payment or payments due in chronological order. In addition, in the event of a Prepayment, the Company shall be entitled to a reduction of the principal amount payable (but not of the amount of accrued interest relating thereto) as follows: (x) as to the principal amount due on the February 28, 2003 Payment Date, a reduction of 5% of the principal amount otherwise payable if such payment is made by January 15, 2003, (y) as to the principal amount due on the March 31, 2003 Payment Date, a reduction of 10% of the principal amount otherwise payable if such payment is made by January 15, 2003 and a reduction of 5% of the principal amount otherwise payable if such payment is made by February 28, 2003, and (z) as to the principal amount due on the June 30, 2003 Payment Date, a reduction of 15% of the principal amount otherwise payable if such payment is made by February 28, 2003, a reduction of 10% of the principal amount otherwise payable if such payment is made between March 1, 2003 and March 31, 2003 and a reduction of 5% of the principal amount otherwise payable if such payment is made between April 1, 2003 and May 31, 2003.
In the event of a Prepayment of less than the entire outstanding principal amount of this Note, accrued interest with respect to the remaining outstanding principal amount will be payable on each scheduled Payment Date as completed by Section 3(A) above.

  4. RANKING. This Note constitutes senior unsecured indebtedness of the Company, ranks pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and ranks senior in right of payment to all subordinated indebtedness of the Company.
As of the date of this Note set forth on the front of this Note, the Company does not have, and prior to payment in full of this Note the Company may not incur, guarantee or otherwise become liable for, directly or indirectly, whether contingent or otherwise, indebtedness ranking pari passu in right of payment with this Note or secured by assets of the Company or any of its subsidiaries.

  5.   EVENTS OF DEFAULT.
     (a)  An "Event of Default" under this Note occurs if:

          1. the Company defaults in the payment of the principal of or interest on this Note when due and any such default continues for a period of 3 days;
          2. the Company fails to comply in any material respect with any of its agreements in this Note (other than those referred to in clause (1) above) or the provisions of the Restructuring Agreement, and such failure continues for 15 days after the notice specified below (provided that the Company shall be entitled to such cure period only if it timely delivers to the Holder such notice specified below);
3. indebtedness of the Company or any subsidiary of the Company that, as of the date of this Note or at any subsequent time, constitutes a "significant subsidiary" as defined under Securities and Exchange Commission
Regulation S-X and, as of the date of this Note or at any subsequent time, taken alone, has a net worth of at least
$500,000 (a "Significant Subsidiary") is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $100,000 and such default continues for 5 days after the notice specified below;
4. the Company or any Significant Subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors
("Bankruptcy Law"):

            1.   commences a voluntary case or proceeding;
            2. consents to the entry of an order for relief against it in an involuntary case or proceeding;
            3. consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or
            4. makes a general assignment for the benefit of its creditors; or
            5. takes any comparable action under any foreign laws relating to insolvency;
          5. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)     is  for relief against the Company  or
          any  Significant  Subsidiary in  an  involuntary
          case or proceeding;
            (B)    appoints a Custodian of the Company  or
          any    Significant   Subsidiary   or   for   any
          substantial part of its property; or

            (C)     orders  the winding up or  liquidation
          of the Company or any Significant Subsidiary;

or  similar relief is granted under any foreign  laws  and
the order or decree remains unstayed and in effect for  60
days; or

          6. any final judgment or decree for the payment of money in excess of $500,000 (to the extent not covered by insurance) is rendered against the Company or any Significant Subsidiary and is not discharged and either
(A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 5 days after the notice specified below.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     A default under clause (2), (3) or (6) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."
     The Company shall deliver to the Holder of this Note, within 5 days after the occurrence thereof, written notice of any event that with the giving of notice, the lapse of time or both would become an Event of Default under clause
(2), (3) or (6) above, its status and what action the Company is taking or proposes to take with respect thereto.

      (b)  If an Event of Default (other than an Event  of
Default specified in clause (4) or (5) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable, and upon such declaration an amount equal to 125%, of the entire outstanding principal amount of this Note and 100% of such interest shall be immediately due and payable. If an Event of Default specified in clause (4) or (5) above occurs, the entire outstanding principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.
  6. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.
  7. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new
Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

  8. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.
  9. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at 707 Skokie Boulevard, Suite 600, Northbrook, IL
60062, Facsimile No.: xxxxxxx, Attention: Scott Kaniewski
(or to such other address of which notice has been given to the Holder in writing), and (ii) the Holder of this Note, to such Holder at its last address furnished to the Company in writing. Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.

  10.  WAIVER.
      (a)   The  Company hereby waives, except as provided
herein,  presentment  for  payment,  notice  of  dishonor,
protest and notice of protest and, in the event of default
hereunder,  the  Company  agrees  to  pay  all  costs   of
collection, including reasonable attorneys' fees.

      (b)  Any waiver by the Holder hereof of a breach  of
any  provision  of this Note shall not operate  as  or  be
construed  to  be  a waiver of any other  breach  of  such
provision or of any breach of any other provision of  this
Note.   The  failure of the Holder hereof to  insist  upon
strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.
Any waiver must be in writing.

UNENFORCEABLE PROVISIONS.  If any provision of  this  Note
is   invalid,  illegal  or  unenforceable,  the  remaining
provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.